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                                                                    EXHIBIT 15.1

                       [PricewaterhouseCoopers Letterhead]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-114752 and 333-124893) of Linktone Ltd. of our report dated June 30, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financing reporting, which appears in this Form 20-F.





/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People's Republic of China

June 30, 2008